Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY FOR

7 3/4% SENIOR NOTES DUE 2015

STATER BROS. HOLDINGS INC.

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Stater Bros. Holdings Inc., a Delaware corporation (the “Issuer”), and Stater Bros. Markets, Stater Bros. Development, Inc., Santee Dairies, Inc., and Super Rx, Inc., each a California corporation, as guarantors, made pursuant to the Prospectus, dated                     , 2007 (the “Prospectus”), if certificates for the Issuer’s outstanding 7 3/4 % Senior Notes due 2015 (the “Old Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York Trust Company, N.A., as exchange agent (the “Exchange Agent”), prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. Capitalized terms not defined herein are defined in the Prospectus.

Main Delivery To:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By mail, hand delivery or overnight courier:

The Bank of New York

101 Barclay Street—7 East

New York, NY 10286

Attention: Mrs. Carolle Montreuil

By facsimile transmission:

(for eligible institutions only)

(212) 298-1915

Confirm by telephone:

(212) 815-5920

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Issuer the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Principal Amount of Old Notes Tendered (must be in denominations of principal amount of $1,000 or any integral multiple thereof:

7 3/4% Senior Notes due 2015

$_____________________________________________

Certificate Nos. (if available)

  _____________________________________________

If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Account Number _________________________________

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X                                                                                                            X

X                                                                                                            X

        Signature(s) of Owner(s) or Authorized Signatory                                                                                                           Date

Area Code and Telephone Number

Must be signed by the holder(s) of Old Notes as their names(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s)

Capacity

Address(es)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution that is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad- 15 under the Exchange Act of 1934, as amended, hereby guarantees that the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three (3) New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set for the above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type or Print)

NOTE:	DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THE FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.